UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 26, 2014 (March 20, 2014)

Date of Report (date of earliest event reported)

MONTAGE TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman	001-36064	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

Room A1601, Technology Building, 900 Yi Shan Road

Xuhui District, Shanghai, 200233

People’s Republic of China

(Address of registrant’s principal executive offices, including zip code)

Tel: (86 21) 6128-5678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On March 20, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Montage Technology Group, Limited (the “Company”) approved change in control agreements for certain of its executive officers.

The Committee approved and authorized the Company to enter into change in control agreements with each of Dr. Howard C. Yang, the chairman and chief executive officer of the Company, and Stephen Tai, the president of the Company, which will provide for the payment of 12 months of the executive’s base salary and two years’ accelerated vesting of his outstanding and unvested options and restricted shares if he is terminated by the Company without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement) within 12 months following a change in control of the Company, subject to his providing a release of claims in favor of the Company. The above description of the change in control agreements is qualified in its entirety by reference to the full text of the form of change of control agreement attached hereto as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2014

Montage Technology Group Limited

/s/ Mark Voll
Mark Voll
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

10.1	Form of Change of Control Agreement